UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

1-8899, 333-148108 and 333-175171	59-0940416
(Commission File Number)	(I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois 60192
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 765-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(e) Effective June 28, 2013, the Compensation Committee of our Board of Directors approved an employment agreement with our Global Executive Vice President and Chief Financial Officer, J. Per Brodin. The agreement sets forth in writing the terms of Mr. Brodin’s employment arrangement that were agreed to at the time of his hire in February 2008, as such terms have been modified over time. The Employment Agreement contains the following terms: a base salary of $555,000; a bonus opportunity of between 25% and 175% of base salary depending upon the level of achievement of performance goals; and eligibility to receive option grants as determined by the Company’s Compensation Committee. Mr. Brodin is entitled to expense reimbursement and other customary employee benefits. Mr. Brodin has agreed not to engage in competitive and similar activities or solicit customers or clients until the later of one year following his termination of employment or the end of the period during which he is entitled to severance pay, and his agreement provides for customary protection of confidential information and intellectual property. The agreement sets forth a one-year term (terminating on June 30, 2014) and automatic renewal for successive one-year periods unless either Mr. Brodin or the Company provides notice of non-renewal.

Pursuant to his employment agreement, Mr. Brodin is entitled to specified severance compensation in the event of a termination of employment by the Company without cause, termination following a non-renewal of the employment agreement by the Company, or by Mr. Brodin for good reason. In any such case, subject to execution of a release of claims, Mr. Brodin is entitled to continued payments of base salary for a 12-month period following such date of termination, subject to reduction for amounts earned from other employment during the 12-month period. Mr. Brodin is also entitled to reimbursement for premiums for continued health benefits for the length of the severance period.

Upon termination of employment because of death or disability, Mr. Brodin (or his estate) will be entitled to an annual performance bonus, prorated for the period of employment during the year, based on actual performance of the Company for the year of termination.

The foregoing summary is qualified in its entirety by the form of the employment agreement, which had been filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 – Employment Agreement dated as of June 28, 2013, between Claire’s Stores, Inc. and J. Per Brodin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: July 2, 2013	By:	/s/ Rebecca R. Orand
Senior Vice President and General Cousnel

Exhibit List

Exhibit 10.1 – Employment Agreement dated as of June 28, 2013, between Claire’s Stores, Inc. and J. Per Brodin.